                                                                    EXHIBIT 10.1

                                  MODIFICATION
                                       to
                     Protocol Agreement dated April 5, 2006

     This Modification dated June 5, 2006 (the "Modification") to the Protocol
Agreement dated April 5, 2006, which relates to, modifies, amends and supplements the terms of a Securities Purchase agreement dated June 30, 2005 and other agreements of the Parties (collectively hereinafter the "Protocol"), is made and entered by CompuPrint, Inc. ("CompuPrint"), Terra Insight Corporation
("Terra"), and Terra Resources, Inc. ("TRI"), with Kiev Investment Group ("KIG")
and Enficon Establishment ("Enficon"). CompuPrint, Terra, TRI, KIG and Enficon
are collectively referred to herein as the "Parties". KIG and Enficon are collectively referred to herein as "KIG".

1. CompuPrint expects to know the status of Bellows #1 by August 1, 2006. The period from the date of this Modification until August 1, 2006 shall be referred to herein as the "Interim Period". If Bellows #1 produces on average 10 to 20 barrels of oil per day, or equivalent, KIG will, within 2 weeks of receiving written notice from CompuPrint of such status, cure any breaches of its commitments under the Protocol. KIG's rights and obligations shall be deemed restored as per the Protocol Agreement, as modified by the terms and conditions of this Modification, upon KIG curing its breaches of the Protocol Agreement within twenty days of such notice.

2. KIG agrees to purchase and pay for an additional 7% convertible debenture of
CompuPrint in the amount of $1,000,000, maturing December 31, 2008, payment for which CompuPrint acknowledges receipt. The proceeds of this additional debenture will be used by CompuPrint or Terra, as determined solely by the CompuPrint
Board of Directors, including, but not limited to, costs of a newly proposed and not previously considered acquisition of a Chilean operating company presently being negotiated, and for financing of contracts, as well as for company overhead. This additional debenture will be convertible into 1,000,000 shares of common stock of CompuPrint at a price of $1.00 per share of common stock if converted on or before August 15, 2006, at $1.50 per share thereafter until
October 16, 2006, and at $1.75 per share thereafter until January 16, 2007, at which time the debenture will be convertible at $2 per share on January 17,
2007.

3. While KIG and CompuPrint are permitted to await the earlier of (1) results of the status of Bellows # 1; or (2) results of Sage Well #1 tests, CompuPrint agrees with KIG to eliminate certain requirements in the Protocol to the extent such requirements obligate or relate in any way to KIG or its affiliates purchase of non-debt securities of CompuPrint or require KIG to provide funding for projects of CompuPrint or its affiliates.

4. CompuPrint, acting through its affiliated entities, will begin as soon as possible, the readying of drilling of Sage Well #1, based on the representations and agreements contained herein, and upon the guarantees of KIG and Enficon, without qualification of any kind, that completion funds of $900,000 will be deposited by KIG in escrow with the Law Offices of Dan Brecher Escrow Account, to be received on or before the earlier of July 10, 2006 or within 48 hours of when written notice is sent to KIG or to Enficon via email or facsimile from an officer of

Terra, whichever occurs first. Such completion funds of $900,000 are intended to be used to fund completion costs of Sage Well #1 if it is determined by
CompuPrint's Board of Directors, after discussion with KIG, and after final vote of the CompuPrint Board of Directors, to complete that well. It is understood by the Parties that the guarantee of payment is an accommodation to KIG; that drilling of Sage Well #1 would not begin without the representations and guarantees by KIG and Enficon that the completion funds will be paid timely as set forth above; that no representations of any kind have been made by
CompuPrint, Terra or TRI that are not contained herein; and, that, in any event, no such representations will be relied on as an excuse for any non-payment by
KIG or Enficon. The penalty for any breach in regard to payment will be automatic conversion of the debenture acquired pursuant to this Modification immediately upon such breach, and non-payment shall be deemed by CompuPrint, and by any forum for the hearing of issues between the Parties, to be a material breach by both KIG and by Enficon of any and all agreements between the Parties.

5. In the event of approved increases in the AFE as to the Sage Well #1, KIG will provide the funding for such increases in a reasonably prompt manner.

6. KIG, at its own cost, will be allowed to designate two persons to be present in CompuPrint designated space, subject to the reasonable approval of
CompuPrint, for the duration of the Sage Well #1 drilling. Space may be available on a limited basis.

7. For purposes of clarification, all of the securities other than oil/gas interests acquirable or acquired by KIG, Enficon, or its or their affiliates pursuant to the Protocol and this Modification are securities issuable or issued by CompuPrint and not by Terra.

Kiev Investment Group              Enficon Establishment

By:  /s/ Alexander Fediaev         By:  /s/ Alexander Fediaev
     Alexander Fediaev, Partner         Alexander Fediaev
                                        Beneficial Owner

CompuPrint, Inc.           Terra Insight Corporation     Terra Resources, Inc.

By:  /s/ Roman Rozenberg   By:  /s/ Dan Brecher          By:  /s/ Dan Brecher
      Roman Rozenberg,          Dan Brecher,                 Dan Brecher,
 Chief Executive Officer      Managing Director             Managing Director

Executed on June 16, 2006